Exhibit 99.1

International Headquarters
2150 St. Elzéar Blvd. West
Laval, Quebec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

Contact Information:

Laurie W. Little
949-461-6002
laurie.little@valeant.com

Elif McDonald
905-695-7607
elif.mcdonald@valeant.com

Media:
Renée E. Soto/Meghan Gavigan
Sard Verbinnen & Co.
212-687-8080
rsoto@sardverb.com / mgavigan@sardverb.com

VALEANT PHARMACEUTICALS ANNOUNCES MANAGEMENT AND BUSINESS UPDATE

J. Michael Pearson to Return as CEO Following Illness, Effective Immediately

Robert A. Ingram Appointed Chairman of the Board as the Company
Separates the Chairman and CEO Roles

Given the Timing of Pearson’s Return, Valeant to Reschedule Call to Discuss Preliminary
Fourth Quarter 2015 Financial Results, Deliver Business Review and Provide Updated Expectations for 2016

Valeant Notes Receipt of Paragraph IV Notification on Xifaxan but Remains Highly Confident in
its Intellectual Property Rights

LAVAL, Quebec, February 28, 2016 – Valeant Pharmaceuticals International, Inc. (NYSE: VRX) (TSX: VRX) today announced that J. Michael Pearson returns as Valeant’s chief executive officer following his recovery from severe pneumonia and other complications, effective immediately.  Howard B. Schiller, Valeant’s interim chief executive officer, will transition out of his current duties but will continue as a member of Valeant’s Board of Directors. Robert A. Ingram has been appointed Chairman of the Board as the Company has separated the roles of Chairman and Chief Executive Officer.

“On behalf of the Board of Directors, I want to thank Howard and the other members of the Valeant team for their dedication and hard work in Mike’s absence,” said Robert Ingram, Valeant’s Chairman of the Board.  “I would also like to thank Howard specifically for his leadership over the past two months.”

“We are delighted that Mike is back as his vision and execution have been central to Valeant’s success over the past eight years, but his illness serves as a reminder of the importance of succession planning,” continued Ingram. “Given the size and breadth of our company, succession planning and

International Headquarters
2150 St. Elzéar Blvd. West
Laval, Quebec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

building out our senior team to provide additional resources and support for Mike are high priorities for the Board.  Our hope is that the Ad Hoc Committee will be able to conclude its efforts soon with regards to financial reporting and internal control matters, so we can all focus on building the best company we can.”

“I want to express my sincere gratitude to Howard for his willingness to step in and lead the company through a challenging period,” stated J. Michael Pearson.  “I realize that recent events are disappointing to everyone and it is my responsibility to set the appropriate tone for the organization.  My immediate priority will be to build stronger relationships with important constituents, such as managed care and other channel partners, regulators and government representatives, while improving Valeant’s reporting procedures, internal controls and transparency.  I will focus on the retention and enhancement of our management teams and employee groups around the world and ensure that we maintain a culture that adheres to the highest ethical standards.  Finally, we expect to deliver strong operating performance going forward by working closely with physicians to better serve patients, and we remain committed to reducing our leverage.”

Given the timing of Mr. Pearson's return, the Company will be rescheduling its previously announced call to discuss preliminary fourth quarter 2015 results,  deliver a business review, and provide updated guidance for 2016.  In the interim, the Company is withdrawing its prior financial guidance.  The Company expects to provide preliminary financial information for the fourth quarter of 2015, and 2016 guidance, in the near term. As previously announced, the Company will delay filing its 2015 10-K pending completion of the review of certain accounting matters by the Ad Hoc Committee, with the assistance of its independent advisors, and the Company’s ongoing assessment of the impact on financial reporting and internal controls.  The Ad Hoc Committee is continuing its review of the circumstances relating to those accounting matters and appropriate actions to be taken.

In addition, Valeant confirms that its wholly owned subsidiary, Salix Pharmaceuticals, has received a notice letter dated February 11, 2016 from Actavis Laboratories FL, Inc. (Actavis) stating that the U.S. Food and Drug Administration (FDA) has received Actavis' Abbreviated New Drug Application (ANDA) containing a "Paragraph IV" patent certification seeking approval to market a generic version of Salix's Xifaxan® (rifaximin) 550 mg Tablets. Valeant has 22 Orange Book-listed patents covering Xifaxan® 550 mg Tablets that are scheduled to expire between August 2019 and October 2029. Valeant is highly confident in its intellectual property rights relating to Xifaxan® 550 mg Tablets and intends to vigorously enforce such rights in all applicable venues.

About Valeant

Valeant Pharmaceuticals International, Inc. (NYSE/TSX:VRX) is a multinational specialty pharmaceutical company that develops, manufactures and found markets a broad range of pharmaceutical products primarily in the areas of dermatology, gastrointestinal disorder, eye health, neurology and branded generics. More information about Valeant can be at www.valeant.com.

International Headquarters
2150 St. Elzéar Blvd. West
Laval, Quebec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

Forward-looking Statements

This press release may contain forward-looking statements. Forward-looking statements may generally be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," "target," or "continue" and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in the Company's most recent annual or quarterly report and detailed from time to time in Valeant's other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof.  Valeant undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes.
###